EXHIBIT 1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date December 21, 2018

PIVOTAL BIOVENTURE PARTNERS FUND I, L.P.

By:	PIVOTAL BIOVENTURE PARTNERS FUND I G.P., L.P.
Its General Partner,

By: PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P., LTD.
Its General Partner,

	By:	/s/ Robert Hopfner
	Name:	Robert Hopfner
	Title:	Authorized Signatory

PIVOTAL BIOVENTURE PARNTERS FUND I G.P., L.P.

By:	PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P., LTD
Its General Partner,

	By:	/s/ Robert Hopfner
	Name:	Robert Hopfner
	Title:	Authorized Signatory

PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P. LTD

By:	/s/ Robert Hopfner
Name:	Robert Hopfner
Title:	Authorized Signatory